Exhibit 10.1


                                                                  EXECUTION COPY


                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement"), dated as of September 29, 2003, is by and among Muzak Holdings LLC, a Delaware limited liability company ("Holdings LLC"), Muzak LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings LLC (the "Company"), and Lon Otremba ("Executive").

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Employment. The Company will employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on September 29, 2003 and ending upon termination as provided in Section 7 (the "Employment Period").

     2. Position and Duties. During the Employment Period, Executive will (i) serve on the board of directors (or equivalent supervising body) of Holdings LLC (the "Board"), (ii) exclusively serve as the President of Holdings LLC and the Company, and (iii) render such managerial, analytical, administrative, marketing, creative and other executive services to Holdings LLC, the Company and their respective subsidiaries (such entities, the "Muzak Entities") as are from time to time necessary in connection with the management and affairs of the Muzak Entities, subject to the authority of the Board and to the proviso set forth in the following sentence. Executive will devote his best efforts and substantially all of his business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Muzak Entities; provided, that during the Employment Period, Executive will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in the business of providing business music programming and ancillary communications products and services including, without limitation, broadcast data delivery, satellite delivered cable television channels, audio marketing and in-store advertising services to a diverse customer base that includes, among others, restaurants, retailers, supermarkets and business offices (together with all reasonably related activities, the "Business") other than (i) on behalf of the Muzak Entities or (ii) as a passive owner of less than five percent (5%) of the outstanding stock of a corporation of any class which is publicly traded, so long as Executive has no direct or indirect participation in the business of such corporation. Executive will report solely and directly to the Board. All employees of Holdings LLC and the Company (with the exception of William Boyd) will report, directly or indirectly, to Executive. Executive will perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

     3. Compensation and Benefits.

          (a) Base Salary. During the Employment Period, Executive shall be entitled to receive $325,000 per annum as base compensation for services (as in effect from time to time, the "Base Salary"); provided, that effective on September 29, 2004 and each anniversary of such date, the Base Salary shall increase by five percent (5%) over the preceding year. The Base Salary will be payable in regular installments in accordance with the general payroll practices of the Company.

          (b) Annual Bonus. In addition to the Base Salary, the Board may, in its sole discretion, award a bonus (as in effect from time to time, the "Annual Bonus") to Executive following the end of each fiscal year of the Company during the Employment Period, in an amount not to exceed fifty percent (50%) of the Base Salary as then in effect for such fiscal year (the "Maximum Annual Bonus") as the Board deems appropriate based upon, among other things, the Company's overall performance and satisfaction of the personal goals of Executive as established by the Board in advance of such fiscal year; provided, that for fiscal year 2003, the Annual Bonus, if awarded, would be determined on a pro rata basis according to the number of days Executive is employed by the Company in fiscal year 2003. The Annual Bonus, if awarded, for a fiscal year shall be paid in a single payment within thirty (30) days after the audited financial statements for such fiscal year have been delivered and reviewed by the Board. For any fiscal year which Executive is not employed by the Company at the end of such fiscal year, Executive shall not be entitled to receive any Annual Bonus; provided, that if (i) the Company terminates the Executive's employment without Company's Good Reason (except if termination is a result of death or disability) or the Executive terminates his employment for Executive's Good Reason and (ii) Actual EBITDA as of the effective date of Executive's termination equals or exceeds Targeted EBITDA as of such effective date of Executive's termination, Executive shall be entitled to receive an Annual Bonus and the Annual Bonus, if awarded, would be determined on a pro rata basis according to the number of days Executive is employed by the Company in such fiscal year.

          (c) EBITDA Bonus. The business model of Holdings LLC is attached hereto as Exhibit A (as in effect from time to time, the "Muzak Model"); provided, that the Muzak Model may be subject to adjustment from time to time if approved in writing by Holdings LLC, the Company, Executive and ABRY Broadcast Partners III, L.P. ("ABRY"), provided further, that if Actual EBITDA for fiscal year 2003 is less than Targeted EBITDA for fiscal year 2003, the Company will modify the Muzak Model to adjust the Targeted EBITDA for the following fiscal years accordingly. Commencing with fiscal year 2004 and in addition to the Base Salary and Annual Bonus (if any), if Holdings LLC's EBITDA (on a consolidated basis) for a fiscal year as set forth in the audited financial statements for such fiscal year (the "Actual EBITDA") exceeds Holdings LLC's EBITDA (on a consolidated basis) target set forth in the Muzak Model for such fiscal year (the "Targeted EBITDA") by at least two and one-half percent (2.5%), Executive shall be entitled to receive a bonus (as in effect from time to time, the "EBITDA Bonus") following the end of such fiscal year during the Employment Period as follows:

               (i) if Actual EBITDA exceeds Targeted EBITDA for such fiscal year by two and one-half percent (2.5%), Executive shall receive an EBITDA Bonus in an amount equal to $25,000;

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

               (ii) if Actual EBITDA exceeds Targeted EBITDA for such fiscal year by more than two and one-half percent (2.5%) but less than or equal to five percent (5%), Executive shall receive an EBITDA Bonus in an amount equal to $50,000; or

               (iii) if Actual EBITDA exceeds Targeted EBITDA for such fiscal year by more than five percent (5%), Executive shall receive an EBITDA Bonus in an amount equal to $100,000.

The EBITDA Bonus, if awarded, for a fiscal year shall be paid in a single payment within thirty (30) days after the audited financial statements for such fiscal year have been delivered and reviewed by the Board. For any fiscal year which Executive is not employed by the Company at the end of such fiscal year, Executive shall not be entitled to receive any EBITDA Bonus; provided, that if
(i) the Company terminates the Executive's employment without Company's Good Reason (except if termination is a result of death or disability) or the Executive terminates his employment for Executive's Good Reason and (ii) Actual EBITDA as of the effective date of Executive's termination exceeds Targeted EBITDA as of such effective date of Executive's termination by at least two and one-half percent (2.5%), Executive shall be entitled to receive an EBITDA Bonus on a pro rata basis according to the number of days Executive is employed by the Company in such fiscal year.

          (d) Sale of the Company Bonus. For the fiscal years ending on (i) December 31, 2004, (ii) December 31, 2005, (iii) December 31, 2006, (iv) December 31, 2007 and (v) December 31, 2008, if (a) Actual EBITDA for such fiscal year equals at least ninety-five percent (95%) of the Targeted EBITDA for such fiscal year and (b) the amount of Holdings LLC's indebtedness less cash on hand (on a consolidated basis) (the "Net Debt Balance") as of the last day of such fiscal year as set forth in the audited financial statements for such fiscal year does not exceed by more than five percent (5%) the Net Debt Balance target set forth in the Muzak Model for the last day of such fiscal year (collectively, the "Satisfaction of Performance Objectives"), then if (1) a Sale of the Company is consummated in the subsequent fiscal year and (2) Executive is still employed by the Company at the time of the consummation of such Sale of the Company, Executive shall be entitled to receive an amount equal to: (x) the Sale of the Company Bonus less (y) the aggregate purchase price received by Executive pursuant to the sale of all of his Incentive Units upon the consummation of the Sale of the Company; provided, that Executive shall only be entitled to receive a Sale of the Company Bonus if Executive consummates the sale of all of his Incentive Units upon the Sale of the Company. The Sale of the Company Bonus, if awarded, shall be paid in a single payment at the consummation of (i) the Sale of the Company and (ii) the Executive's sale of all of his Incentive Units.

          For purposes of this Agreement, the "Sale of the Company Bonus" shall be determined as follows:


Satisfaction of Performance Objectives for   Consummation of Sale of the Company     Sale of the Company Bonus
              the fiscal year                       during the fiscal year
-------------------------------------------  ------------------------------------    -------------------------
                   2004                                      2005                            $1,000,000
                   2005                                      2006                            $3,500,000
                   2006                                      2007                            $4,500,000
                   2007                                      2008                            $5,000,000
                   2008                                      2009                            $5,000,000

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

          For purposes of this Agreement, (i) "Sale of the Company" means the sale of Holdings LLC and/or its subsidiaries to one or more Persons (other than ABRY and/or one or more of ABRY's affiliates) in which the purchaser(s) directly or indirectly acquires (A) membership interests of Holdings LLC constituting a majority (by voting power) of the membership interests of Holdings LLC on a fully-diluted basis (whether by merger, consolidation, sale, transfer, assignment, pledge or other disposition of any or all of Holdings LLC's outstanding securities) or (B) all or substantially all of Holding LLC's assets determined on a consolidated basis (including the equity securities or assets of Holding LLC's subsidiaries) and (ii) "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including, without limitation, any governmental entity or any department, agency or political subdivision thereof).

          (e) Reimbursement of Expenses. During the Employment Period, the Company will reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement and which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (f) Reimbursement of Relocation Expenses.

               (i) During the first twelve (12) months of the Employment Period, the Company will reimburse Executive for all reasonable expenses incurred by Executive in the course of Executive's relocation to Fort Mill, South Carolina (the "Relocation Expenses"), subject to the Company's requirements with respect to reporting and documentation of such expenses; provided, that such Relocation Expenses shall not exceed $25,000 in the aggregate. Executive acknowledges and agrees that the Company may report the foregoing reimbursement of Relocation Expenses as additional compensation to Executive, if the Company determines the same may be required by applicable law.

               (ii) If during the first twenty-four (24) months of the Employment Period Executive relocates his family to Fort Mill, South Carolina, the Company will reimburse Executive for all reasonable expenses incurred by Executive's family in the course of Executive's family's relocation to Fort Mill, South Carolina (the "Family Relocation Expenses"), subject to the Company's requirements with respect to reporting and documentation of such expenses; provided, that such Family Relocation Expenses shall not exceed an amount to be mutually agreed upon in advance by the Company and Executive. Executive acknowledges and agrees that the Company may report the foregoing reimbursement of Family Relocation Expenses as additional compensation to Executive, if the Company determines the same may be required by applicable law.

          (g) Benefits. During the Employment Period, Executive shall be entitled to participate in any health insurance plan and other similar benefits which the Company makes available generally to other Company executives. Executive shall be entitled to commence participation in any such health insurance plans or other similar benefits on September 29, 2003. Executive shall also be entitled to a monthly automobile allowance of $500 or, in lieu thereof and at Company's sole discretion, the use of an automobile leased by the Company.

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

     4. Vacation Days. Executive shall be entitled to four (4) weeks of paid vacation during each year of the Employment Period, in addition to legal holidays; provided, however, that no such vacation time shall accrue or be earned to the extent that such accrual or earning would cause Executive's accrued or earned, but unused, vacation time to exceed four (4) weeks. Executive shall make best efforts to schedule vacations so as not to conflict with the conduct of the Muzak Entities' business, and Executive shall give to the Board adequate advance notice of his planned vacation days.

     5. Board Membership. During the Employment Period, Executive shall serve as a member of the Board, but only if Executive is then serving as the President of Holdings LLC and the Company.

     6. Equity Investment. During the Employment Period, if the Company proposes to sell any equity securities of Holdings LLC ("Equity Securities") to any entity or person, Executive shall be entitled to purchase such Equity Securities on the same terms and condition as such entity or person in an amount to be mutually agreed upon by the Company and Executive.

     7. Termination. The Employment Period shall terminate under the following circumstances:

          (a) Death. Executive's death, in which case Executive's employment shall terminate on the date of death.

          (b) Disability. If, as a result of Executive's illness, physical or mental disability or other incapacity, Executive is unable to perform his duties under this Agreement for any period of three (3) consecutive months, and within thirty (30) days after written notice of termination is given by the Company to Executive (which notice may be given before or after the end of such three-month period) he shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Executive's employment hereunder as of the latest of (i) the expiration of such three-month period or (ii) the thirty-first (31st) day following the delivery by the Company of the written notice of termination.

          (c) Consolidation, Merger or Comparable Transaction. In the event that Holdings LLC consolidates with or merges with or into any other entity, effects a share exchange, sells or causes the Company to sell all or substantially all of its and its subsidiaries' consolidated assets or enters into a comparable capital transaction pursuant to which Holdings LLC is not the continuing or surviving entity or a sale of a majority of the outstanding voting power of Holdings LLC's equity securities to a third party occurs such that a majority of the beneficial ownership of Holdings LLC shall have changed, Executive's employment may, by written notice of termination, be terminated by the Company simultaneous with the consummation of such consolidation, merger, share exchange, asset sale, stock sale or comparable transaction; provided, however, that if as a result of any such consolidation, merger, share exchange, asset sale, stock sale or comparable transaction, Holdings LLC's common equityholders do not, directly or indirectly, receive cash and/or marketable securities having a value of at least fifty percent (50%) of the value of their common equity of Holdings LLC held immediately prior to such transaction, then in any such event a termination of Executive's employment by the Company shall be deemed and treated as a termination of the Employment Period hereunder by the Company other than for Company's Good Reason under Section 7(d)(i) for purposes of this Agreement, including without limitation, for determining termination benefits under Section 8 hereof.

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

          (d) Voluntary Termination by the Company. The Company may terminate Executive's employment, upon written notice to Executive, (i) for Company's Good Reason or (ii) for any other reason or for no reason, in each case, subject to payment of the termination payments, if any, specified in Section 8 hereof. For purposes of this Agreement, "Company's Good Reason" shall mean a material breach of any material provision of this Agreement, a violation in any material respect of a written directive of the Board or a violation of a material Company policy by Executive which, in each instance, has not been cured within ten (10) days after written notice to Executive.

          (e) Termination by Executive With Good Reason. Executive may terminate his employment hereunder at any time for Executive's Good Reason, with such termination to be effective as of the date stated in a written notice of termination delivered by Executive to the Board. For purposes of this Agreement, "Executive's Good Reason" shall mean (i) any change in Executive's responsibilities, status, title or duties which represents a reduction in his responsibilities, status, title or duties as in effect immediately prior thereto (which shall not include the hiring of subordinates to fill some of such duties or responsibilities); (ii) any reduction in Executive's compensation; or (iii) any material breach by Holdings LLC or the Company to comply with any material provisions of this Agreement; provided that upon the occurrence of any of the events described in clauses (i) - (iii) above, Executive has provided written notice to the Company that Executive intends to resign by reason thereof and Holdings LLC or the Company has not cured such matter within thirty (30) days following delivery of such notice.

          (f) Voluntary Termination by Executive Without Good Reason. Executive may terminate his employment hereunder for any reason other than Executive's Good Reason (as defined above), or for no reason, upon thirty (30) days prior written notice to the Board (provided, that at the Board's election, such termination shall become effective immediately or at such other time during such 30-day period as the Board may elect).

          (g) Retirement. The Company may require Executive to retire upon attaining age 65 if not violative of applicable law; such a decision shall not be treated as a voluntary termination by the Company for purposes of Section 7(d)(ii) above.

In no event shall the termination of Executive's employment affect the rights and obligations of the parties set forth in this Agreement, except as expressly set forth herein.

     8. Termination Payments. Executive (or his estate pursuant to Section 7(a) hereof) shall be entitled to receive the following payments upon termination of his employment hereunder:

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

          (a) In the event of the termination of Executive's employment pursuant to Section 7(a), 7(c) or 7(f) hereof, or by the Company pursuant to Section 7(d)(i) for Company's Good Reason or pursuant to Section 7(g), the Company shall pay to Executive (or his estate, as the case may be) as soon as practicable following such termination any accrued and unpaid Base Salary through the date of termination as provided in Section 3 hereof.

          (b) In the event of the termination of Executive's employment pursuant to Section 7(b) hereof, the Company shall pay to Executive for a period of twelve (12) months after the date of termination the amount of the Base Salary through the end of such twelve (12) month period, less any amounts paid to Executive pursuant to disability insurance, if any, provided by any of the Muzak Entities.

          (c) In the event of termination pursuant to Section 7(d)(ii) of Executive's employment other than for Company's Good Reason, or pursuant to
Section 7(e) for Executive's Good Reason, the Company shall continue to pay the Base Salary for twelve (12) months after the date of termination (the "Severance Obligations") and Executive shall have no duty to mitigate, and the Company shall have no right to offset, the Severance Obligations.

          (d) Without limiting the remedies available to the Company for breach by Executive of Section 10 and/or 11 hereof, in the event that Executive violates the provisions of Section 10 and/or 11 after the termination of his employment with the Company in a manner reasonably determined by the Company to be materially injurious to any Muzak-Related Company (as that term is defined in Section 10), any termination payments provided in this Section 8 remaining unpaid at the time such violation occurs shall be automatically forfeited.

     9. Resignation as Officer or Director. Upon the termination of the Employment Period, Executive will immediately resign each position (if any) that he then holds as an officer, director or manager of any of the Muzak Entities (including, without limitation, his membership on the Board).

     10. Confidential Information. Executive acknowledges that the information, observations and data that (i) have been or may be obtained by him during his employment or other relationship or interaction with any of the Muzak Entities or any predecessor thereof (any of the Muzak Entities or any such predecessor being a "Muzak-Related Company," and collectively, the "Muzak-Related Companies"), prior to and/or after the date of this Agreement concerning the business or affairs of the Muzak-Related Companies, and (ii) is treated by the Muzak-Related Companies as confidential information (collectively, "Confidential Information") are and will be the property of the Muzak-Related Companies. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of Holdings LLC (by the action of the Board), unless and to the extent that (x) the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act, or (y) disclosure of the aforementioned matters is required under federal or state law or a duly issued subpoena. In the event any disclosure pursuant to clause (y) above is to be made, Executive will give the Board reasonable prior notice thereof and will permit the Muzak-Related Companies to resist or limit the scope of the disclosure to be made. Executive will deliver or cause to be delivered to Company at the termination of the Employment Period, or at any other time any of the Muzak Entities or the Board may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) containing or relating to Confidential Information or the business of any Muzak-Related Company, which he may then possess or have under his control.

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

     11. Non-Compete, Non-Solicitation.

          (a) Non-Compete. Executive acknowledges that during his employment or other relationship or interaction with the Muzak-Related Companies, he has and will become familiar with trade secrets and other confidential information concerning the Muzak-Related Companies, and with investment opportunities relating to the Business, and that his services have been and will be of special, unique and extraordinary value to the foregoing entities. Therefore, Executive agrees that, during the Employment Period and thereafter, until the second (2nd) anniversary of the last day of the Employment Period (the Employment Period and the remainder of such period being the "Noncompete Period"), he will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on his own behalf or on behalf of another entity) which constitutes or is competitive with all or part of the Business (as and where the same is actually conducted or, as of the last day of the Employment Period, is proposed to be conducted by any of Muzak-Related Companies). In addition, in as much as the Company regularly seeks to acquire additional Muzak franchises and/or Muzak franchisees, Executive agrees that, during the Employment Period and thereafter, until the first (1st) anniversary of the last day of the Employment Period, he will not directly or indirectly acquire or seek to acquire any Muzak franchise or the assets or ownership interest of any Muzak franchisee within the United States. Nothing in this Section 11 will prohibit Executive from being a passive owner of less than five percent (5%) of the outstanding stock of a corporation engaged in a competing business described above of any stock which is publicly traded, so long as Executive has no direct or indirect participation in the management and/or operations of such corporation. By initialing in the space provided below, Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 11(a). _____ [initial].

          (b) Non-Solicitation. During the Noncompete Period, Executive will not directly or indirectly (i) induce or attempt to induce any employee or full-time independent contractor of any Muzak-Related Company to leave the employ or contracting relationship with such entity, or in any way interfere with the relationship between any such entity and any employee or full-time independent contractor thereof, (ii) solicit for employment or as an independent contractor any person who was an employee or full-time independent contractor of any Muzak-Related Company, at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier or other business relation of any Muzak-Related Company to cease doing business with such entity or in any way interfere with the relationship between any such customer, supplier or other business relation and such entity. By initialing in the space provided below, Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 11(b). _____ [initial].

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

     12. Enforcement. The parties hereto agree that if, at the time of enforcement of Section 10 or 11, a court holds that any restriction stated in any such Section is unreasonable under circumstances then existing, then the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to information of the type described in Sections 10 and 11, the parties hereto agree that money damages would be an inadequate remedy for any breach of Section 10 or 11. Therefore, in the event of a breach or threatened breach of Section 10 or 11, any Muzak-Related Company, may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of Section 10 or 11, without posting a bond or other security. The provisions of Sections 10, 11, and 12 are intended to be for the benefit of the Company, Holdings LLC, each of the other Muzak Entities, and their respective successors and assigns, each of which may enforce such provisions and each of which (other than Holdings LLC and the Company) is an express third-party beneficiary of such provisions and this Agreement generally. Sections 10, 11, and 12 will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period. By initialing in the space provided below, Executive acknowledges that he has read carefully and had the opportunity to consult with legal counsel regarding the provisions of this Section 12. _____ [initial].

     13. Representations. Executive represents and warrants to the Company and Holdings LLC that Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person.

     14. Key-Man Life Insurance. Executive agrees to submit to any requested physical examination in connection with any of the Muzak Entities' purchase of a "key-man" insurance policy. Executive agrees to cooperate fully in connection with the underwriting, purchase and/or retention of any such key-man insurance policy by any Muzak Entity.

     15. Miscellaneous.

          (a) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the address indicated below:

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

                           Notices to Executive:
                           --------------------
                           Lon Otremba
                           318 Kenmore Road
                           Douglaston, NY  11363

                           with a copy (which shall not constitute notice
                           to Executive) to:
                           -----------------------------------------------------

                           Franklin, Weinrib, Rudell & Vassallo, P.C.
                           488 Madison Avenue
                           New York, NY  10022
                           Attention:  Daniel M. Wasser, Esq.


                           Notices to Holdings LLC or the Company:

                           Muzak LLC
                           3318 Lakemont Boulevard
                           Fort Mill, SC  29708
                           Attn:  General Counsel

                           with copies (which shall not constitute notice
                           to any Muzak-Related Company) to:
                           -----------------------------------------------------

                           ABRY Partners, LLC
                           111 Huntington Avenue
                           30th Floor
                           Boston, MA  02199-7610
                           Attention:  Peni Garber

                           and

                           Kirkland & Ellis LLP
                           Citigroup Center
                           153 East 53rd Street
                           New York, New York 10022
                           Attention:    John L. Kuehn, Esq.
                                         Lisa M. Anastos, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          (b) Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by Holdings LLC, the Company, Executive and ABRY, if ABRY (directly or indirectly) then holds any equity securities of Holdings LLC. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (c) Severability. Without limiting Section 12, whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement will be reformed, construed and enforced in that jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

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

          (d) Entire Agreement. Except as otherwise expressly set forth herein, this agreement and the other agreements referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (e) Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by Holdings LLC, the Company and Executive and their respective assigns; provided, that Executive may not assign his rights under this Agreement without the prior written consent of each of Holdings LLC, the Company and ABRY, if ABRY (directly or indirectly) then holds any equity securities of Holdings LLC.

          (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (g) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

          (h) GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF SOUTH CAROLINA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT PROVISION OR RULE (WHETHER OF THE STATE OF SOUTH CAROLINA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF SOUTH CAROLINA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF SOUTH CAROLINA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

          (i) WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

          (j) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the date first written above.





                                           -------------------------------------
                                           LON OTREMBA




                                           MUZAK HOLDINGS LLC



                                           By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                           MUZAK LLC


                                           By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                    EXHIBIT A

                                   MUZAK MODEL


                                  See attached.